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                                                                      Exhibit 9

                                    FORM OF
                                   AMENDMENT

                     Separate Account and Unit Value Fees
                           Effective October 1, 2001

                                                                      Monthly
                                                                        Fee
                                                                     ----------
Separate Accounts
Flat Fee for up to 15 Separate Accounts with Investments............ $99,000.00
Unit Value Calculations
Flat Fee for Fund of Fund Accounts.................................. $50,000.00

                                         THE LINCOLN NATIONAL LIFE
DELAWARE INVESTMENTS                     INSURANCECOMPANY

By:                                      By:
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Name:                                    Name:
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Title:                                   Title:
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Date:                                    Date:
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